EXHIBIT 10.1

COMMUNITY TRUST BANCORP, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”), dated as of the _____ day of __________, 200__ by and between Community Trust Bancorp, Inc., a Kentucky corporation (“Company”), and ______________________ (“Employee”), is made pursuant to the provisions of the Company’s 2006 Stock Ownership Incentive Plan (“Plan”).  All terms used in this Agreement that are defined in the Plan shall have the same meanings given them in the Plan.

Recitals:

A. The Company has adopted the Plan to enhance the ability of the Company to attract and retain the services of qualified employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

B.  The Company and Employee desire to enter into this Agreement to set forth their understanding with respect to the issuance of shares of the Company’s Common Stock to Employee pursuant to the Plan.

Agreement:

Now, Therefore, the parties hereto agree as follows:

1.  Award of Shares.  Subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth in this Agreement, on this date the Company awards to Employee _____________ (______________) shares of Common Stock of the Company (“Restricted Stock”).

2.  Terms and Conditions.  The award of Restricted Stock hereunder is subject to the following terms and conditions:

2.1  Non-Transferability.  Shares of Restricted Stock (or any right or interest in Restricted Stock) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period (as defined in Section 2.2 below) applicable to Restricted Stock. Any sale, transfer, pledge or assignment, or any purported sale, transfer, pledge or assignment, of any Restricted Stock, or any right or interest therein, in violation of this Section 2.1 shall be null and void.

2.2  Period of Restriction.  Subject to earlier lapse of restrictions or forfeiture as hereinafter provided, the period of restriction (“Restriction Period”) applicable to Restricted Stock shall lapse on the fifth anniversary date of the date of this Agreement; provided, however, that Employee continues to serve as an Employee of the Company on such date.

2.3  Earlier Lapse of Restriction Period.  Notwithstanding the provisions of Section 2.2, the Restriction Period shall lapse with respect to all shares of Restricted Stock immediately upon a Change in Control and immediately upon the death of Employee, provided that Employee has continued to serve as an Employee of the Company on such date.  In addition, in the event of the Disability of Employee while Employee continues to serve as an Employee, the Restriction Period shall lapse on the date of Disability with respect to the following percentages of the Restricted Stock: (i) if the date of Disability is on or after the first anniversary date of the date of this Agreement, the Restriction Period shall lapse with respect to 20% of the Restricted Stock and the remaining 80% of the Restricted Stock shall be forfeited by Employee; (ii) if the date of Disability is on or after the second anniversary date of the date of this Agreement, the Restriction Period shall lapse with respect to 40% of the Restricted Stock and the remaining 60% of the Restricted Stock shall be forfeited by Employee; (iii) if the date of Disability is on or after the third anniversary date of the date of this Agreement, the Restriction Period shall lapse with respect to 60% of the Restricted Stock and the remaining 40% of the Restricted Stock shall be forfeited by Employee; (iv) if the date of Disability is on or after the fourth anniversary date, but prior to the fifth anniversary date, of the date of this Agreement, the Restriction Period shall lapse with respect to 80% of the Restricted Stock and the remaining 20% of the Restricted Stock shall be forfeited by Employee.  The Committee shall have the discretion to review and revise the restrictions applicable to an Employee’s Restricted Stock in the event of the Retirement of Employee, notwithstanding the provisions of Section 2.2.

       2.4  Forfeiture.  Subject to the provisions of Section 2.3, the Restricted Stock shall be forfeited by Employee in the event that Employee’s service as an employee of the Company terminates prior to the expiration of the Restriction Period applicable to such Restricted Stock.  All shares of Restricted Stock forfeited by Employee shall be canceled (without any payment to Employee) and Employee shall have no further rights with respect thereto.

2.5  Certificates.  Restricted Stock shall be registered on the Company’s stock transfer books in the name of Employee in book entry, electronic form or in certificated form.  The Employee shall deliver a stock power endorsed in blank to the Company with respect to all shares of Restricted Stock. If issued in certificated form, physical possession of the stock certificate (together with a stock power endorsed in blank by Employee) shall be retained by the Company until such time as the Restriction Period lapses.  If issued in uncertificated form, the Company shall retain the stock power endorsed in blank by Employee and the restrictions on the Restricted Stock shall be noted in the Company’s stock transfer books.  Upon any forfeiture of Restricted Stock, the Company shall have the right to cancel the Restricted Stock in accordance with this Agreement without any further action by Employee.  Restricted Stock issued in book entry or electronic form shall be subject to the following notation, and any certificates representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement.  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Community Trust Bancorp, Inc.”

2.6  Voting Rights; Dividends and Distributions.  During the Restriction Period, Employee may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock.  If any dividends or distributions are paid in the form of Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.  Employee agrees to deliver to the Company any certificates representing stock or other securities which Employee may receive during the Restriction Period with respect to Restricted Stock (together with a stock power endorsed in blank by Employee).

2.7  Adjustments in Authorized Shares and Outstanding Common Stock.  In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, extraordinary dividend, share repurchase, share combination, exchange of securities, dividend in kind or any similar corporate event or transaction, the Committee shall substitute or adjust the number and class of shares subject to this Agreement in such a manner as the Committee, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Employee and to preserve, without exceeding, the value of the grant hereunder; provided, however, that the number of shares subject to this Agreement shall be a whole number.

3.  Tax Provisions.  If Employee timely elects, under section 83(b) of the Internal Revenue Code of l986, as amended, to include the fair market value of Restricted Stock on the date hereof in Employee’s gross income for the current taxable year, Employee agrees to give prompt notice to the Company.  Employee shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Employee’s FICA obligation) required to be withheld with respect to the Restricted Stock.  The Company shall have the right to retain and withhold the amount of taxes (if any) required by any government to be withheld or otherwise deducted and paid with respect to Restricted Stock.  If the Company has a withholding obligation with respect to the Restricted Stock, Employee may satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Restricted Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

4.  Entire Agreement; Incorporation of Plan.  This Agreement constitutes the entire agreement between the parties hereto and contains all of the agreements between such parties with respect to the subject matter hereof.   Notwithstanding the foregoing, this Agreement is and shall be, in all respects, subject to the terms and conditions of the Plan, which are incorporated herein by reference.  If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. Employee acknowledges the receipt of a copy of the Plan prior to the execution of this Agreement.

5.  Captions.  The captions and section headings used herein are for convenience only, shall not be deemed to be part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.

6.  Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Kentucky without regard to its conflicts of laws rules.

7.  Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and any permitted assigns.

8.  Amendment; Modification or Termination of the Plan.  The amendment, modification or termination of the Plan shall not adversely affect Employee’s Restricted Stock without the written consent of Employee.

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Community Trust Bancorp, Inc.

By:        _____________________________

Title:     _____________________________
(“Company”)

_______________________________
(Signature of Employee)

_______________________________
(Printed Name of Employee)